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                                                                   EXHIBIT 99.1



           SHOWSCAN ENTERTAINMENT ANNOUNCES SENIOR MANAGEMENT CHANGES

Los Angeles, CA - February 12, 1997 - Showscan Entertainment Inc. (SHOW) today announced that William C. Soady, (54), President and Chief Executive Officer, has tendered his resignation, effective February 28, 1997. Dennis Pope, (52), Executive Vice President and Chief Financial Officer, will succeed Mr. Soady as President and Chief Executive Officer. Mr. Pope has also been elected to the Showscan board of directors.

         The Company said Mr. Soady, who assumed his position approximately three years ago and will remain on the Showscan board of directors, said he will announce his plans shortly.

         William Eberle, Chairman, said "It is with great reluctance that we accepted Bill Soady's resignation, as he has been responsible for developing and implementing the strategy that effected the foundation for Showscan's turnaround. Bill Soady's management team brought the Company to nominal profitability and has maintained it at break-even through extremely difficult times in this industry. Because of these efforts, Showscan is a leader in the simulation attraction industry and is clearly poised to move to the next level of performance.

         "In naming Dennis Pope to succeed Bill Soady, the board of directors believes that it could not have found a better successor. He has been responsible for restructuring and strengthening our balance sheet and for developing a financial strategy that has allowed Showscan to move forward.

         Prior to joining Showscan in May, 1994, Mr. Pope was Managing Partner of the Entertainment Business Group of Kenneth Leventhal & Company. Earlier he was Executive Vice President and Chief Financial Officer of Weintraub Entertainment Group, where he was responsible for the Company's financial and business operations, as well as the executive management of Weintraub Screen Entertainment Film Library Companies. Prior to that position, Mr. Pope was the Partner-in-Charge of Arthur Andersen & Co.'s worldwide entertainment industry practice.

         Mr. Pope said "I am honored that the board has selected me to succeed Bill. Showscan has accomplished a lot over the past three years. The foundation built over the past three years will serve as a springboard to Showscan's future. And, I look forward to building on it to enhance the Company's value to its shareholders.

         "Showscan today sits on the threshold of a new era. We are making inroads into new markets, developing new products and producing new films. Moreover, we are strengthening our position in current markets and moving forward in new markets around the world."

         William C. Soady said "I am pleased that the board has selected Dennis Pope to succeed me. It could not place the Company in more capable hands. I wish Dennis and the entire Showscan team the greatest success in the future.

         "While I will certainly miss Showscan and its management and employees, I do look forward to the new challenges ahead of me. And, of course, I also look forward to my continuing relationship with Showscan as a member of its board of directors."

         The Company also announced that Tucker Lemon, Vice President and General Counsel, has been promoted to Senior Vice President. He retains his title of General Counsel.

         Showscan Entertainment Inc. is an international leader in the production and exhibition of exciting movie-based entertainment attractions shown in giant screen (ShowMax(TM)) and large-screen, special-format theatres worldwide. The Company's simulation and specialty theatres are open or under construction in 24 countries around the world, located in theme parks, motion picture multiplexes, expos, world's fairs, resorts, shopping centers, casinos,





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museums and other tourist destinations.  Showscan owns and operates its own theatres, and operates others in partnership with leading entertainment companies around the world.

NOTE: Except for the historical information contained herein, the statements made in this release constitute forward looking statements that involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward looking statements, including the number and timing of sales of Showscan attractions, the development and acceptance of new products, the impact of competition on the Company's products and pricing, the Company's ability to locate, finance and operate theaters for the Company's account, and the other risks detailed from time to time in the Company's reports on file at the Securities and Exchange Commission.





















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